Exhibit 10.21

NONDISCLOSURE, ASSIGNMENT OF INVENTIONS AND

NONCOMPETITION AGREEMENT

THIS NONDISCLOSURE, ASSIGNMENT OF INVENTIONS, AND NONCOMPETITION AGREEMENT (the “Agreement”) is made and entered into this _____ day of __________ 2019, by and between Eyenovia, Inc., a Delaware corporation (the “Company”) and                  (the “Employee”).

WHEREAS, Employee understands that, in its business, the Company has developed and uses commercially valuable technical and nontechnical information and that, to guard the legitimate interests of the Company, it is necessary for the Company to keep such information confidential and to protect such information as trade secrets or by patent, copyright or other proprietary rights; and

WHEREAS, Employee recognizes that the methods, processes, products and materials developed or used by the Company are the proprietary information of the Company, that the Company regards this information as valuable trade secrets and that its use and disclosure must be carefully controlled; and

WHEREAS, Employee further recognizes that, although some of the Company’s customers, suppliers, and partners are well known, other customers, suppliers, and partners, and prospective customers, suppliers, and partners are not so known, and the Company views the names and identities of these customers, suppliers, and partners, and prospective customers, suppliers, and partners as well as the content of any business, research, or collaboration proposals, as being the Company’s trade secrets; and

WHEREAS, Employee further recognizes that any ideas, methods or processes of the Company that presently are not being sold, and that therefore are not public knowledge, are considered trade secrets of the Company; and

WHEREAS, Employee understands that all such information is vital to the success of the Company’s business and that Employee, through Employee’s employment, will become acquainted with some or all of such information and may contribute to that information through inventions, discoveries, improvements, pharmaceutical and technology development, or in some other manner; and

WHEREAS, Employee understands that this Agreement, and particularly the provisions of Sections 1 through 3 of this Agreement (the “Covenants”), are reasonably necessary to the protection of the Company’s business; and

WHEREAS, in consideration of Employee’s obligations hereunder, the Company and Employee are executing an Executive Employment Agreement (the “Employment Agreement”) that will provide Employee with compensation and benefits to which Employee was not entitled prior to executing the Employment Agreement and this present Agreement; and

WHEREAS, as additional consideration for Employee’s execution of this Agreement, the Company is paying to Executive a signing bonus of Two Thousand Dollars ($2,000).

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NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

1.            Nondisclosure.

a.       Employee hereby acknowledges that while employed by the Company, Employee will have access to and will work with customers and others in the employ of the Company sharing the Company’s data, trade secrets (as defined by applicable law), sensitive financial information, personnel records and information, marketing and advertising plans, customer lists, customer financial information and data, prospective customer lists and data, research and development information, and other material or inventions that are proprietary in nature, confidential to the Company and not generally available to the public or its competitors and which, if divulged, would be potentially damaging to the Company’s ability to compete in the marketplace (collectively, the “Confidential Information”). Confidential Information does not include any information that: (i) at the time of disclosure is generally known to or readily ascertainable by the public; (ii) becomes known to the public through no fault of Employee or other violation of this Agreement; (iii) was in Employee’s possession prior to his/her employment with the Company (as shown by written records or other materials); or (iv) is disclosed to Employee by a third party under no obligation to maintain the confidentiality of the information.

b.       During Employee’s employment with the Company and following the termination of Employee’s employment with the Company by either party for any reason whatsoever, Employee agrees not to use or disclose any Confidential Information belonging to the Company to any person or entity, except as may be required in the ordinary course of performing his/her duties as an employee of the Company, as authorized in writing by the Company, or as may be compelled by court order and/or applicable law or regulation.

c.       Upon the termination of Employee’s employment with the Company, or at such other time as designated by the Company, Employee will return to the Company all property belonging to the Company, including but not limited to any equipment, keys or passes, software, files, programs and documents of any kind and all materials containing Confidential Information (including any copies).

d.       Nothing in this Agreement prohibits Employee from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Employee does not need the prior authorization of the Company to make any such reports or disclosures, and Employee is not required to notify the Company that Employee has made such reports or disclosures.

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e.       Notice Of Immunity from Liability for Confidential Disclosure of a Trade Secret to the Government or in a Court Filing: Pursuant to the Federal Defend Trade Secrets Act of 2016, an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to his/her attorney and use the trade secret information in the court proceeding, if the individual (a) files any document containing the trade secret under seal; and (b) does not disclose the trade secret, except pursuant to court order.

2.            Assignment of Inventions. If at any time or times during Employee’s employment, Employee shall (either alone or with others) make, conceive, discover or reduce to practice any invention, device, modification, discovery, design, development, improvement, process, software or other technology program, work of authorship, documentation, formula, data, technique, know-how, secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) (herein called “Developments”) that (a) relates to the business of the Company or any of the products, devices or services being developed, manufactured or sold by the Company or which may be used in relation therewith, (b) results from tasks assigned him/her by the Company, or (c) results from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company, such Developments and the benefits thereof shall immediately become the sole and absolute property of the Company and its assigns, and Employee shall promptly disclose to the Company (or any Persons designated by it) each such Development and hereby assigns any rights Employee may have or acquire in the Developments and benefits and/or rights resulting therefrom to the Company and its assigns without further compensation and shall communicate, without cost or delay, and without publishing the same, all available information relating thereto (with all necessary plans and models) to the Company.

Notwithstanding the foregoing, this Agreement shall not be construed to apply to, and shall not create any assignment of, any Developments of the Employee developed entirely on his own time without using the Company’s equipment, supplies, facilities, trade secrets or Confidential Information except for those Developments that: (i) relate to the Company’s business or actual or demonstrably anticipated research or development, or (ii) result from any work performed by the Employee for the Company. Employee shall bear the burden of proof in establishing that his invention qualifies under this paragraph.

Upon disclosure of each Development to the Company, Employee will, during his/her employment and at any time thereafter, at the request and expense of the Company, sign, execute, make and do all such deeds, documents, acts and things as the Company and its duly authorized agents may reasonably require:

(a)      to apply for, obtain and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

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(b)     to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection.

In the event the Company is unable, after reasonable effort, to secure Employee’s signature on any letters patent, copyright or other analogous protection relating to a Development, whether because of Employee’s physical or mental incapacity or for any other reason whatsoever, Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee’s agents and attorneys-in-fact, to act for and in behalf of Employee and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or other analogous protection thereon with the same legal force and effect as if executed by Employee.

3.            Restrictive Covenants. In consideration of the Company’s employment of Employee and other valuable consideration as noted in the recitals of this Agreement, Employee agrees to refrain from certain competitive activities as further provided in this Section 3.

(a)      Noncompetition. During the term of Employee’s employment by the Company and during the Restricted Period (as defined below) within the Restricted Territory (as defined below), Employee agrees not to, on his/her own behalf or on behalf of any third party, be employed by, be engaged by, or perform services for any individual or entity that is engaged in the Restricted Business (as defined below), either: (i) performing duties that are the same or substantially similar to those Employee performed for the Company during the prior twelve (12) months of his/her employment with the Company; (ii) performing duties in which Employee uses or discloses or is likely to use or disclose the Company’s Confidential Information and/or trade secrets; and/or (iii) performing duties in which Employee or the third party with whom Employee is then affiliated would benefit from Employee’s use or disclosure of the Company’s Confidential Information or trade secrets. Notwithstanding the foregoing, it will not be a violation of this Agreement for Employee to work for a third party engaged in the Restricted Business if Employee works in a department or division of such third party that does not engage in and/or is unrelated to the Restricted Business.

(b)     No Competitive Ownership. During the Restricted Period and within the Restricted Territory, Employee agrees not to compete with the Company by forming, becoming financially interested in, owning stock in, investing in, and/or controlling any enterprise that is engaged in the Restricted Business. Notwithstanding the foregoing, it is not a violation of this Agreement for Employee to passively invest in the lesser of (i) a total aggregate of One Hundred Thousand Dollars ($100,000) in a publicly-traded entity and (ii) less than two percent (2%) of the outstanding shares of such publicly-traded entity.

(c)      No Solicitation of Customers. During the Restricted Period, Employee shall not, on Employee’s own behalf or on behalf of any other person or entity, directly or indirectly call on or otherwise contact customers with whom Employee had any business contacts on behalf of the Company during the twelve (12) months prior to his/her termination (i) for the purpose of selling products or services to such customers that are competitive with those provided by the Company; (ii) for the purpose of conducting the Restricted Business; or (iii) otherwise competing with or diverting business from the Company.

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(d)     No Solicitation of Employees. During the Restricted Period, Employee agrees not to directly or indirectly contact, solicit, interfere with or attempt to entice in any form, fashion or manner any current employee of the Company: (i) for the purpose of inducing that employee to work with or for Employee (or with a person or business entity with which Employee is affiliated) in any business or enterprise engaged in the Restricted Business; (ii) or to terminate his/her employment with the Company.

(e)      Notification of Subsequent Employment. Employee further agrees that for one (1) year after termination of employment by either party for any reason whatsoever, he/she will provide written notice to Company of the name and address of any other employer with whom Employee commences employment as soon as reasonably practical, and in no case later than five (5) business days after commencement of such employment.

(f)       Definitions. For purposes of this Agreement, the “Restricted Period” is defined as a period of twelve (12) months after the termination of Employee’s employment with the Company; provided, however, if Employee’s employment is terminated without “Cause” (as defined in the Company’s 2018 Omnibus Stock Incentive Plan), or if Employee suffers an “Involuntary Termination” (as defined in the Employment Agreement), and if Employee is entitled to receive the Severance as described in Section 6(a) of the Employment Agreement, the Restricted Period shall be reduced to three (3) months after the termination of Employee’s employment with the Company. For the avoidance of doubt, if Employee’s employment is terminated under any other circumstances, including a termination that would result in payment of the Change in Control Severance pursuant to Section 6(b) of the Employment Agreement, the Restricted Period shall be twelve (12) months. For purposes of this Agreement, the “Restricted Business” is defined as any person, business or enterprise whose primary business involves drug or device development in ophthalmology. For purposes of this Agreement, the “Restricted Territory” is defined as (A) any city or metropolitan area in the World in which the Company is engaged in the Restricted Business; (B) the United States; (C) each state in the United States in which the Company is engaged in the Restricted Business; and (D) any state, province, or similar geographic subdivision to which the Employee directed or in which Employee performed employment-related activities on behalf of the Company at the time of, or during the twelve (12) month period prior to, the termination of Employee’s employment with the Company.

4.             Equitable Relief; Reasonableness. Employee acknowledges that the Company may have no adequate means of protecting its rights under this Agreement, including without limitation under Section 3, above, other than by securing equitable relief in the form of an injunction (a court order prohibiting Employee from violating this Agreement). Accordingly, Employee agrees that the Company is entitled to enforce this Agreement by obtaining a temporary restraining order, preliminary and permanent injunction and/or any other appropriate equitable relief in any court of competent jurisdiction. Employee acknowledges that the Company’s recovery of damages will not be an adequate means to redress a breach of this Agreement, but nothing in this Section shall prohibit the Company from pursuing any other remedies available to it, including but not limited to the recovery of monetary damages.

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5.             No Employment Obligation. Employee understands that this Agreement does not create an obligation on the Company or any other person or entity to continue Employee’s employment. Employee’s employment with the Company is at-will, and either party can terminate the employment relationship at any time, for any or no cause or reason, and with or without prior notice.

6.             Prior Developments. Employee represents that the Developments, if any, identified on Exhibit A attached hereto comprise all the unpatented and uncopyrighted Developments that Employee has made or conceived prior to Employee’s employment by the Company, which Developments are excluded from this Agreement. Employee understands that it is necessary only to list the title and purpose of such Developments but not details thereof.

7.             Employee Representations.

(a)           Employee represents that his/her performance of the terms of this Agreement and his/her employment by the Company hereunder does not and will not breach any agreement to keep in confidence or not to disclose information acquired by Employee in confidence or in trust prior to Employee’s employment by the Company. Employee represents that he/she has not entered into, and he/she agrees he/she will not enter into, any agreement, either oral or written, in conflict herewith.

(b)           Employee understands that, as part of the consideration for this Agreement and for Employee’s employment or continued employment by the Company, Employee has not brought and will not bring with Employee to the Company, or use in the performance of Employee’s duties and responsibilities for the Company, or otherwise on its behalf, any trade secrets or confidential or proprietary information, materials or documents of a former employer or other owner that are generally not available to the public, unless Employee has obtained express written authorization from the former employer or other owner for their possession and use and has provided the Company with a copy thereof.

(c)           Employee understands that during his/her employment for the Company he/she is not to breach any obligation of confidentiality or non-disclosure that Employee has to a former employer or any other person or entity, and agrees to comply with such understanding.

8.             Waiver. Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.

9.             Severability. Employee hereby agrees that each provision herein and every paragraph, subparagraph or clause of the Covenants hereof shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. The parties further agree that in the event a court of competent jurisdiction holds any provision, paragraph or subparagraph of this Agreement to be invalid or excessively broad as to scope, activity or subject so as to be unenforceable, such court may strike any invalid or unenforceable provision and the remainder of this Agreement will remain valid and enforceable. Moreover, should any provision or provisions contained in this Agreement for any reason be held to be unenforceable, such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then exist.

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10.           Survival. Employee’s obligations under this Agreement shall survive the termination of Employee’s employment regardless of the manner of such termination and shall be binding upon Employee’s heirs, executors, administrators and legal representatives.

11.           Assignment. The Company shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns. This Agreement may be amended only in a writing signed by each of the parties hereto.

12.           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

13.           The Company shall treat the disclosures made on Exhibit A as the confidential information of the Employee and shall not disclose any of such information, other than to the Company’s professional advisors or as may otherwise be required by law, without the prior written consent of the Employee.

[Signature page follows.]

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SIGNATURE PAGE TO

NONDISCLOSURE, ASSIGNMENT OF INVENTIONS

AND NONCOMPETITION AGREEMENT

IN WITNESS WHEREOF, the undersigned have executed this Nondisclosure, Assignment of Inventions, and Noncompetition Agreement as of the date first above written.

EMPLOYEE:

(SEAL)
INSERT EMPLOYEE NAME

EYENOVIA, INC.

By:

Name:

Title:

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EXHIBIT A

PRIOR DEVELOPMENTS BY EMPLOYEE

The following is a complete list of all unpatented and uncopyrighted Developments relevant to the subject matter of my employment by the Company that have been made or conceived by me prior to or otherwise not in connection with my employment by the Company.

No inventions or improvements.

All such inventions as are described below.

Additional sheets attached.

Name:
(INSERT EMPLOYEE NAME)

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